As Filed With the Securities and Exchange Commission
on May 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORRECTIONS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	62-1763875 (I.R.S. Employer Identification No.)

10 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

Corrections Corporation of America
Amended and Restated 2000 Stock Incentive Plan
(Full title of the plan)

John D. Ferguson
President and Chief Executive Officer
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(Name and address of agent for service)

(615) 263-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share (1)	price (1)	registration fee

Common Stock	1,500,000 shares	$ 33.935	$ 50,902,500	$ 6,450

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on May 10, 2004.

SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF BASS,BERRY & SIMS PLC
EX-23.1 CONSENT OF ERNST & YOUNG LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Corrections Corporation of America, a Maryland corporation (the “Registrant”), for the Registrant’s Amended and Restated 2000 Stock Incentive Plan.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statement on Form S-8 (Registration No. 333-69352) previously filed by the Registrant with the Securities and Exchange Commission on September 13, 2001 is hereby incorporated by reference.

Item 8.   Exhibits

Exhibit Number	Description
3.1	Amended and Restated Charter of the Company (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (Commission File no. 001-16109), filed with the Commission on April 17, 2001 and incorporated herein by this reference).

3.2	Amendment to the Amended and Restated Charter of the Company effecting the reverse stock split of the Company’s Common Stock and a related reduction in the stated capital stock of the Company (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (Commission File no. 001-16109), filed with the Commission on August 13, 2001 and incorporated herein by this reference).

3.3	Third Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-96721), filed with the Commission on December 30, 2002 and incorporated herein by this reference).

4.1	Provisions defining the rights of stockholders of the Company are found in Article V of the Amended and Restated Charter of the Company, as amended (included as Exhibits 3.1 and 3.2 hereto), and Article II of the Third Amended and Restated Bylaws of the Company (included as Exhibit 3.3 hereto).

4.2	Specimen of certificate representing the Company’s Common Stock (previously filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File no. 001-16109), filed with the Commission on March 22, 2002 and incorporated herein by this reference).

5.1*	Opinion of Bass, Berry & Sims PLC regarding the validity of the additional shares of Common Stock being registered.

10.1	Corrections Corporation of America’s Amended and Restated 2000 Stock Incentive Plan (previously filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (Commission File No. 001-16109), filed with the Commission on March 12, 2004 and incorporated herein by this reference).

Exhibit Number	Description
23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.1).

24	Power of Attorney (included on signature page).

*	Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 13th day of May, 2004.

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ John D. Ferguson John D. Ferguson President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John D. Ferguson John D. Ferguson	President and Chief Executive Officer (Principal Executive Officer) and Director	May 13, 2004

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2004

/s/ William F. Andrews William F. Andrews	Chairman of the Board and Director	May 13, 2004

/s/ Donna M. Alvarado Donna M. Alvarado	Director	May 13, 2004

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director	May 13, 2004

/s/ John D. Correnti John D. Correnti	Director	May 13, 2004

Signature	Title	Date
/s/ John R. Horne John R. Horne	Director	May 13, 2004

/s/ C. Michael Jacobi C. Michael Jacobi	Director	May 13, 2004

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	May 13, 2004

/s/ Charles L. Overby Charles L. Overby	Director	May 13, 2004

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director	May 13, 2004

/s/ Joseph V. Russell Joseph V. Russell	Director	May 13, 2004

/s/ Henri L. Wedellm Henri L. Wedell	Director	May 13, 2004

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Charter of the Company (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (Commission File no. 001-16109), filed with the Commission on April 17, 2001 and incorporated herein by this reference).

3.2	Amendment to the Amended and Restated Charter of the Company effecting the reverse stock split of the Company’s Common Stock and a related reduction in the stated capital stock of the Company (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (Commission File no. 001-16109), filed with the Commission on August 13, 2001 and incorporated herein by this reference).

3.3	Third Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-96721), filed with the Commission on December 30, 2002 and incorporated herein by this reference).

4.1	Provisions defining the rights of stockholders of the Company are found in Article V of the Amended and Restated Charter of the Company, as amended (included as Exhibits 3.1 and 3.2 hereto), and Article II of the Third Amended and Restated Bylaws of the Company (included as Exhibit 3.3 hereto).

4.2	Specimen of certificate representing the Company’s Common Stock (previously filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File no. 001-16109), filed with the Commission on March 22, 2002 and incorporated herein by this reference).

5.1*	Opinion of Bass, Berry & Sims PLC regarding the validity of the additional shares of Common Stock being registered.

10.1	Corrections Corporation of America’s Amended and Restated 2000 Stock Incentive Plan (previously filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (Commission File No. 001-16109), filed with the Commission on March 12, 2004 and incorporated herein by this reference).

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.1).

24	Power of Attorney (included on signature page).

*	Filed herewith